EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             NEW M-TECH CORPORATION

         Pursuant to Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation of New M-Tech Corporation are hereby amended and restated in their entirety as follows:

                                    ARTICLE I

         The name of the corporation is New M-Tech Corporation (hereinafter called the "Corporation").

                                   ARTICLE II

         The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE III

         A. AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 (Fifty One Million) shares, consisting of:

                  (i) 50,000,000 (Fifty Million) shares of common stock, par value $0.01 per share (the "Common Stock"), and

                  (ii) 1,000,000 (One Million) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         B. PROVISIONS RELATING TO THE PREFERRED STOCK.

                  1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

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                  2. PREFERENCES. Authority hereby is expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state, by resolution or resolutions from time to time adopted providing for the issuance thereof, the following:

                           (a) whether the class or series is to have voting
rights, full or limited, or is to be without voting rights;

                           (b) the number of shares to constitute the class or
series and the designations thereof;

                           (c) the preferences and relative, participating,
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (d) whether the shares of any class or series shall
or shall not be redeemable and, if redeemable, the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (e) whether the shares of a class or series shall or
shall not be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable
in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether such dividend shall or shall not be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof
that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether the shares of any class or series shall
or shall not be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special rights and protective
provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the


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number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         C. PROVISIONS RELATING TO THE COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof.

                  1. VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  2. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise.

                  3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                   ARTICLE IV

         The Corporation shall exist perpetually unless sooner dissolved according to law.

                                    ARTICLE V

         The Corporation's mailing address and the address of the Corporation's principal office is 16550 N.W. 10th Avenue, Miami, Florida 33169. The street address of the Corporation's registered office is 1201 Hays Street, City of Tallahassee, County of Leon, State of Florida 32301, and the name of its registered agent at such office is Corporation Service Company.

                                   ARTICLE VI

         A. NUMBER AND TERM OF DIRECTORS. The Corporation's Board shall consist of not less than one (1) member, with the exact number to be fixed from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         B. DIRECTOR VACANCIES; REMOVAL. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a quorum of the entire Board or


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

a sole remaining director, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Notwithstanding the provisions of any other Article herein, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy that exists on the Board for the balance of the unexpired term or terms. The Company's shareholders shall not, and shall have no power to, fill any vacancy on the Board. Shareholders may remove a director from office prior to the expiration of his or her term, with or without "cause," by an affirmative vote of two-thirds of all votes entitled to be cast for the election of directors.

         C. AMENDMENTS. Notwithstanding anything contained in these Articles of Incorporation to the contrary, Paragraphs A and B of this Article VI shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of all votes entitled to be cast for the election of directors.

         D. SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section D; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to notice in writing delivered to or mailed and received by the Secretary of the Corporation at its principal executive offices not later than the close of business on the fifth day following the date on which notice of such meeting is mailed to shareholders or made public, whichever first occurs. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the seventh (7th) day following the date on which notice of the date of the annual meeting is mailed to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual or special meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual or special meeting, (i) the


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name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section D, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE VII

         The Corporation shall indemnify and may advance expenses to its directors to the fullest extent permitted by law in existence either now or hereafter, as well as any officers or other employees of the Corporation to whom the Corporation has agreed to grant indemnification.

                                  ARTICLE VIII

         A. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board; (ii) the meeting is called by the Corporation's Chief Executive Officer or (iii) the meeting is called by the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by a writing signed, dated and delivered to the Corporation's Secretary containing one or more demands for the meeting and particularly describing the purpose of purposes for which it is to be held. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

         B. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the seventh (7th) day following the date on which notice of the date of the annual meeting is mailed to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief


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description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Section B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the Florida Business Corporation Act of the State of Florida, executed these Amended and Restated Articles of Incorporation as of April 3, 1998.

                                               NEW M-TECH CORPORATION


                                               By:/s/ JOEL NEWMAN
                                                  ------------------------------
                                                  Joel Newman, President

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                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of NEW M-TECH CORPORATION, accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Section 607.0505 of the Florida Statutes.

                                      CORPORATION SERVICE COMPANY

                                      /S/ KAREN ROZAR
                                      ------------------------------------------
                                      Karen Rozar, Agent for Registered Agent

                                      Dated:  April 3, 1998


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